Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 5 to Registration Statement No. 333-210857 on Form S-4 and Form S-1 of our report dated August 25, 2016 relating to the combined financial statements of P&G Beauty Brands (which report expresses an unqualified opinion and includes an explanatory paragraph related to the allocation of parent company costs), appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

September 1, 2016